CUSIP No.	NONE	13D	Page	13	of	13 Pages
EXHIBIT 2
POWER OF ATTORNEY
WESTECH INVESTMENT MANAGEMENT, INC.
          KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Martin D. Eng and Bruce Levin, and each of them, either of whom may act without joinder of the other, its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it and in its name, place, and stead, in any and all capacities, to sign and file one or more Schedules 13D, and amendments thereto, reporting on the undersigned’s beneficial ownership of securities of Venture Lending & Leasing V, Inc. (“VLL V”), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as it might or could do, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.
          This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D with respect to the undersigned’s holdings of and transactions in securities issued by VLL V, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
     Dated: November 29, 2010

WESTECH INVESTMENT MANAGEMENT, INC.

By:	/s/ Ronald W. Swenson Ronald W. Swenson,
Chief Executive Officer

By:	/s/ Salvador O. Gutierrez Salvador O. Gutierrez,
President